Exhibit 99 Investor Presentation Q3 Fiscal 2022 Update August 4, 2022

National Fuel is committed to the safe and environmentally conscious development, transportation, storage, and distribution of natural gas and oil resources. For additional information, please review our Corporate Responsibility Report. 2

NFG: A Diversified, Integrated Natural Gas Company Developing our large, high-quality Upstream acreage position in Marcellus & Exploration & Utica shales Production ~1.2 Million ~980 MMcf/day 52% of NFG Net acres in Net Appalachian natural (1) EBITDA (2) Appalachia gas production Expanding and modernizing pipeline Midstream infrastructure to provide outlets for Gathering Appalachian natural gas production Pipeline & Storage ~4.5 MMDth $2.2 Billion 35% of NFG 38% of NFG Daily interstate Investments (1) (1) EBITDA EBITDA pipeline capacity since 2010 under contract Providing safe, reliable and Downstream affordable service to customers in Utility WNY and NW Pa. % of NFG $359 Million 753,000 13% of NFG (1) 20EBITDA (1) Investments in safety Utility EBITDA customers since 2017 Note: This presentation includes forward-looking statements. Please review the safe harbor for forward looking statements at the end of this presentation. (1) Twelve months ended June 30, 2022. A reconciliation of Adjusted EBITDA to Net Income as presented on the Consolidated Statement of Income and Earnings Reinvested in the Business is included at the end of this presentation. 3 (2) Average net Appalachian production for the three months ended June 30, 2022. Total net Seneca production for the three months ended June 30, 2022 was ~1,020 MMcf/day.

Why National Fuel? Diversified Assets Provide Stability and Long-Term Growth Opportunities Integrated Model Enhances Shareholder Value 1 Expect to Generate Significant Free Cash Flow in Fiscal 2022 and Beyond 2 Optimization of Interstate Pipeline System Drives Future Expected Opportunities 3 Long History of Returning Capital to Shareholders 4 Focused on Corporate Responsibility and ESG 5 4

1 Integrated Model Enhances Shareholder Value . . . Geographic and Operational Integration Benefits of National Fuel’s Upstream Drives Synergies: Integrated Structure: Exploration & ü Ability to adjust to changing commodity Production Upstream Midstream price environments ü Co-development of Marcellus and Utica ü More efficient capital investment ü Just-in-time gathering facilities ü Higher returns on investment Midstream ü Enhanced capital efficiency Gathering ü Operational scale Pipeline & Storage ü Lower cost of capital Midstream Downstream ü Lower operating costs ü Gathering, Pipeline & Storage, and Utility Downstream ü More competitive pipeline infrastructure businesses share common resources, Utility reducing operating expense projects ü Strong balance sheetü Utility business is a large Pipeline & Storage customer ü Growing, stable dividend Financial Efficiencies: ü Investment grade credit ratingü Shared borrowing capacityü Consolidated income tax return 5

. . . and Continues to Drive Growth Opportunities

National Fuel

Near Term Strategy Leverages Integration Across the Value Chain


Exploration & Production
Gathering
Pipeline & Storage
Utility

✓ **Integrated Upstream and Midstream development of high-quality Appalachian assets**

- ~1.2 million net acres in the Marcellus and Utica shales
- NFG's gathering systems move Seneca's natural gas production, driving consolidated returns
- NFG's interstate pipelines support Appalachian development and provide firm takeaway capacity

✓ **Develop further expansion of interstate pipeline systems to satisfy natural gas supply and demand**

- *Supply push* – Appalachian producers
- *Demand pull* – regional demand-driven projects and utilities

✓ **Ongoing investment in safety and modernization of pipeline transportation and distribution systems**

- $500+ million in new investments expected over the next 5 years

✓ **Expect to generate significant consolidated free cash flow in fiscal year 2022 and beyond(1)**

(1) The Company defines free cash flow at the end of this presentation.

6

2 Consolidated Business Expected to Generate Significant Free Cash Flow . . .

National Fuel

. . . In Fiscal 2022 and Fiscal 2023. . .



Free Cash Flow
Annualized Dividend
Free Cash Flow ($ Millions)(1)
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
~$300
~$325
~$375
~$425
FY 2022E(2)
$5.75
$6.25
$6.75
FY 2023
@ NYMEX Price ($/MMBtu)

. . . With Sustainable, Growing Free Cash Flow Generation Expected Over the Long-Term

- ✓ **Consolidated capital expenditure optimization to maximize long-term free cash flow growth**
  - Exploration & Production / Gathering: focus on enhancing returns through ongoing operating efficiencies and just-in-time build-out of supporting gathering facilities
  - Pipeline & Storage / Utility: current plans focus on modernizing our transportation, storage, and distribution infrastructure, while leveraging existing facilities to drive further potential growth opportunities
- ✓ **Regulated businesses expected to generate stable, predictable earnings and cash flows**
- ✓ **Mitigation of Upstream business commodity risk through consistent hedging and marketing program, while maintaining upside to rising commodity prices**
- ✓ **Improvement of investment grade credit profile through consistent free cash flow generation**

(1) Consolidated free cash flow. The Company defines free cash flow at the end of this presentation. Assumes current hedges.
(2) Assumes current hedges and commodity price assumptions for the remainder of fiscal 2022. Excludes after-tax cash net proceeds related to the sale of California properties.

7

3 Optimization of Interstate Pipeline Drives Future Expected Opportunities

National Fuel


Lake Ontario
Lake Erie
NY
PA
TCPL – Canada/Dawn
TGP - Hopewell
Millenium
Transco - Leidy
TGP – Mercer
TETCO - Holbrook
FM100
Delivery: Transco (Leidy)
330,000 Dth/d
NFG EXPANSION PROJECTS
FM100 PROJECT
KEY INTERCONNECTS
APPALACHIAN BASIN
SENECA RESOURCES ACREAGE
NATIONAL FUEL GAS SUPPLY CORPORATION
EMPIRE PIPELINE
NFG GATHERING

✓ **FM100:**

- Placed into service December 2021
- ~$50 MM in Total Project-Related Revenues (Expansion & Modernization)

✓ **Ongoing Investments in Safety, Emissions Reductions, and System Modernization:**

- $150-$250 MM expected over the next 5 years

✓ **Well Positioned to Capitalize on Future Growth Opportunities:**

- Interconnectivity of the system to other long-haul pipelines, and proximity to producers, provides on-going opportunity to transport volumes out of the basin
- Ability to optimize throughput through modest expansion projects

8

4 Over Half Century of Dividend Growth 52 Years 120 Years $1.90 2.7% Consecutive Dividend Increases Consecutive Payments (1) per share yield $1.4 Billion 4.4% Dividend payments over last 10 years 2022 Dividend Increase $0.19 per share Annual Rate at Fiscal Year End 9 (1) As of August 2, 2022.

5 Focused on Corporate Responsibility and ESG Recently Published Inaugural Climate Report Provides Enhanced Climate-Risk Disclosures, Responsive to Key Stakeholder Priorities ü Alignment with TCFD – report further aligns the Company’s climate-risk disclosures with the TCFD framework ü Evaluating our Resilience to Climate Scenarios – report evaluated the resilience of our operations to potential transitional and physical risks associated with climate change, including a less than 2-degree Celsius scenario § Transitional Risk – “analysis showed that National Fuel can continue to operate profitably and generate free cash flow through 2050 even using the IEA’s long-term natural gas price of $2.00 per dekatherm and dramatically reduced demand” § Physical Risk – “comprehensive review of future physical risks across our businesses indicated that there is relatively low financial risk from climate hazards in 2030 and 2050 to our facilities and operations” ü Identifying Climate Related Opportunities – “significant pipeline assets provide the Company with potential long-term opportunities to transport and store low and zero-carbon fuels” 10

Emissions Reduction Targets and Initiatives

National Fuel

Segment	Significant Methane Intensity and Greenhouse Gas Emissions Reduction Targets Across the Energy Value Chain[(1)]	Ongoing Sustainability Initiatives
NFG	25% Reduction in GHG Emissions by 2030	✓ ONE Future ✓ EPA Methane Challenge
Exploration & Production	40% Reduction in Methane Intensity by 2030	✓ Responsible Gas Certifications ✓ Pneumatic Device Replacement
Gathering	30% Reduction in Methane Intensity by 2030	✓ Use of Best-in-Class Emissions Controls for New Facilities
Pipeline & Storage	50% Reduction in Methane Intensity by 2030	✓ Equipment upgrades at Existing Facilities ✓ Use of Best-in-Class Emissions Controls for New Facilities
Utility	30% Reduction in Methane Intensity by 2030 75% Reduction in delivery system GHG emissions by 2030 90% Reduction in delivery system GHG emissions by 2050	✓ Investment in System Modernization ✓ Low Carbon Resources Initiative ✓ Advancing RNG in Service Territory ✓ Evaluation of Hydrogen

(1) All emissions reduction targets based on 2020 baseline, except Utility reduction in delivery system targets (1990 baseline).

11

Third Quarter Fiscal 2022 Financial Highlights 12

Third Quarter Fiscal 2022 Results and Drivers (1) Adjusted Operating Results ($/share) Q3 FY 2021 Q3 FY 2022 Major Drivers $1.54 $2.87 Natural Gas Prices $2.20 Exploration & Production $0.93 $0.95 Exploration & Natural Gas Production / 92.4 Production 83.1 Gathering Throughput $0.43 Gathering Gathering $0.27 $0.22 Pipeline & Storage Pipeline & Storage $0.29 $0.24 $95.5 $84.1 Utility $0.05 Utility $0.05 FM100 Project Revenue MM Corporate/Other: ($0.01) Corporate/Other: ($0.02) MM Q3 FY21 Q3 FY22 (1) A Reconciliation of Adjusted Operating Results to Earnings Per Share is provided at the end of this presentation. 13 (2) Realized price after hedging. Pipeline and Storage Net Gas Production Natural Gas Pricing (2) Revenue ($MM) (Bcf) ($/Mcfe)

Earnings Guidance

National Fuel®

		FY2022 Adjusted Operating Results	FY2023 Preliminary Earnings Guidance
Key Guidance Drivers		$5.85 to $5.95/share(1)	$7.25 to $7.75/share
Non-Regulated – Exploration & Production	↑	Net Production	370-390 Bcfe (*up 8% vs. FY22E*)
	↑	Realized natural gas prices (after-hedge)	~$3.34/Mcf(2) (*vs. ~$2.72/Mcf in FY22E*)
	↑	G&A Expense	$0.17-$0.19/Mcf (*vs. $0.20/Mcf in FY22E*)(1)
	↓	DD&A Expense	$0.60-$0.64/Mcf (*vs. $0.58/Mcf in FY22E*)
	↑	LOE Expense	$0.67-$0.69/Mcf (*vs. $0.80/Mcf in FY22E*)
Non-Regulated – Gathering	↑	Gathering Revenues	$235-$250 million (*up 13% vs. FY22E*)
	↔	Gathering O&M Expense	~$0.09/Mcf of throughput
Regulated – Pipeline & Storage	↔	Pipeline & Storage Revenues	$360-$380 million
	↓	Pipeline & Storage O&M Expense	~5% increase
	↓	Pipeline & Storage Depreciation Expense	~5% increase due primarily to FM100 Project
Regulated – Utility	↔	Utility Operating Income	Return to normal weather / increased operating expenses
	↓	Utility Other Income	~$1-3 million decrease in post retirement benefit income
Tax Rate	↓	Effective Tax Rate	~25.5-26% (Loss of Enhanced Oil Recovery credit)

(1) Excludes items impacting comparability. See Comparable GAAP Financial Measure Slides & Reconciliations at the end of this presentation.
(2) Assumes NYMEX pricing of $7.50/MMBtu and in-basin spot pricing of $6.50/MMBtu for winter and $5.00/MMBtu and in-basin spot pricing of $3.90 for summer fiscal 2023, and reflects the impact of existing financial hedges, firm sales and firm transportation contracts.

14

Exploration & Production & Gathering Overview Seneca Resources Company, LLC National Fuel Gas Midstream Company, LLC 15

E&P and Gathering

Growing Production within Disciplined Capital Program

National Fuel

E&P Net Production (Bcfe)


400
300
200
100
0
178.1
211.8
241.5
327.4
350-355
370-390
2018
2019
2020
2021
2022E
2023E

E&P Net Capital Expenditures ($ millions)(1)


$600
$500
$400
$300
$200
$100
$0
$356
$492
$384
$381
$525-$550
$525-$575
2018
2019
2020
2021
2022E
2023E

Near-Term Strategy

- ✓ Continue two rig development program with focus on maximizing returns and cash flows, targeting mid-to-high single digit production growth
  - EDA share of total drilling and completion activity increasing
  - Gross production growth will benefit NFG Gathering segment
- ✓ **EDA Tioga**: development focused primarily on Utica (modest Marcellus activity)
- ✓ **EDA Lycoming**: activity maintains production level that fully utilizes valuable Atlantic Sunrise capacity
- ✓ **WDA**: development focused on Utica Shale, with return trips in Clermont-Rich Valley area

(1) A reconciliation to Capital Expenditures as presented on the Consolidated Statement of Cash Flows is included at the end of this presentation. FY18 reflects the netting of $17 million of up-front proceeds received from joint development partner for working interest in joint development wells. FY20 reflects the netting of $286 million related to the acquisition of Appalachian upstream assets in July 2020.

16

E&P and Gathering Significant Appalachian Acreage Position ~1,000 Economic Drilling Locations (1) at $2.50 NYMEX Prices ( ) ü Decades of highly-economic inventory ( ) (~40 wells per year at current 2-rig pace) ü Large, contiguous acreage position, driving increased capital efficiency ü Development supported by wholly-owned gathering infrastructure, enhancing returns Development Locations at 20% IRR (()) 2,000 Utica Marcellus 1,500 1,000 500 EASTERN 0 $2.00 $2.25 $2.50 $2.75 $3.00 NYMEX Price ($/MMBtu) (1) Drilling locations with expected consolidated Exploration & Production and Gathering segments pre-tax IRR’s at 20%. 17 (2) Seneca Appalachian acreage is fee-owned, or leased from either the Pennsylvania Department of Conservation and Natural Resources or private landowners.

E&P and Gathering

Eastern Development Area

National Fuel®

Seneca EDA Highlights

1 Tioga County, PA

- ~150 undeveloped Utica locations
- ~90 undeveloped Marcellus locations
- Gathering infrastructure: NFG Tioga gathering systems
- Numerous marketing opportunities:
  - Ability to utilize Seneca's firm transportation capacity: Empire Tioga County Extension, Leidy South and Northeast Supply Diversification
  - Interconnections with multiple interstate pipelines: Empire, Eastern, TGP (300 Line), UGI

2 Lycoming County, PA

- ~30 remaining Marcellus locations
- Geneseo Shale expected to provide return trip locations
- Gathering infrastructure: NFG Midstream Trout Run
- Firm transportation capacity: Atlantic Sunrise (189 MDth/d)

EDA – ~270,000 Acres


EASTERN
TGP
Mansfield
Wellsboro
Covington
Bradford County
Tioga County
Blossburg
TIOGA GATHERING SYSTEMS
1
Morris
Lycoming County
MIDSTREAM TROUT RUN
2
Trout Run
Cogan Station
TRANSCO
Williamsport
Linden
Interconnect
Empire Pipeline
NFG Gathering
Tennessee Gas Pipeline
TRANSCO
EASTERN
Seneca Resources Acreage
JDA Leased Acreage

18

E&P and Gathering EDA: Tioga County Development Large Contiguous Acreage Position, with Highly-Economic Utica and Marcellus Inventory Tioga Development Plan Significant Tioga County Acreage Position ü Significant additional assets acquired in mid-2020, contiguous to NFG’s existing Tioga County production and gathering operations Undeveloped Utica ü Near-term development expected to focus on acquired and DCNR Tract 007 pads Undeveloped § Utica average lateral length of 10,000-11,000’ and Marcellus consolidated well costs of $1,200-$1,300/ft (1) § Acceleration of Tioga County development increases upfront investment in upstream and gathering infrastructure § More intensive completion design results in improved performance and better expected IRRs ü Continuing to optimize consolidated upstream and gathering development plan across expanded Tioga footprint 19

E&P and Gathering

Integrated Development – EDA Tioga Gathering

National Fuel

NFG Tioga Gathering Systems Support Growing Seneca Production

Current Systems In-Service

✓ **Tioga Gathering System**

- Total Investment (to date): ~$240 million[(1)]
- Capacity: up to 550,000 Dth per day (Interconnects with Empire, Eastern, and TGP 300)
- Production Source: Seneca Resources (acquired Tioga acreage and future development) and Third-Party
- NFG Covington Gathering System tie-in provides access to Eastern and Empire markets

✓ **Covington Gathering System**

- Total Investment (to date): ~$50 million
- Capacity: 220,000 Dth per day (Interconnect w/ TGP 300 line)
- Production Source: Seneca Resources (Covington & DCNR Tract 595)

✓ **Wellsboro Gathering System**

- Total Investment (to date): ~$42 million
- Capacity: up to 200,000 Dth per day (Interconnect w/ TGP 300 line)
- Production Source: Seneca Resources (DCNR Tract 007)

Tioga County Gathering Systems Map



NY
PA
Empire
Eastern
TGP
Tioga County
INTERCONNECTS
EMPIRE PIPELINE
WELLSBORO GATHERING
COVINGTON GATHERING
EASTERN
TGP
SENECA LEASE ACREAGE
SENECA FEE ACREAGE
JDA LEASED ACREAGE

(1) Includes Company's acquisition of midstream gathering assets in July 2020, in the amount of ~$223 million.

20

E&P and Gathering

National Fuel

EDA: Tioga County Development

Production Underpinned by Firm Sales and Firm Transportation Contracts

Tioga County Gas Marketing Strategy

- ✓ **Production supported by firm transportation capacity to premium markets:**
  - 250 MDth/d (Empire-NFG & Northeast Supply Diversification Project) provides access to Dawn/TGP 200 markets
  - Tioga production can be utilized to fill a portion of Leidy South expansion capacity
- ✓ **Seneca's firm transportation and firm sales support DCNR Tract 007, DCNR Tract 595, and Covington area production**

Tioga County Gross Firm Contract Volumes (MDth/d)



500
450
400
350
300
250
200
150
100
50
-
Jul-22
Oct-22
Jan-23
Apr-23
Jul-23
Oct-23
Leidy South Firm Sales
*Capacity can be utilized by all three producing areas (WDA, EDA-Tioga, and EDA-Lycoming)
Tioga County Extension (NFG - Empire)
FT Capacity: 185,000 - 200,000 Dth/d
EDA - TGP 300 Firm Sales(1)
Northeast Supply Diversification Project
FT Capacity: 50,000 Dth/d

(1) Includes physical fixed price and NYMEX-based firm sales contracts that do not carry any additional transportation costs.

21

E&P and Gathering

National Fuel®

EDA: Lycoming County Development

Marcellus Development in Lycoming County Fully Utilizes Valuable Firm Transportation

- ✓ **Prolific Marcellus acreage with average EUR of 2.5-3.0 Bcf / 1,000 ft**
- ✓ **~30 remaining Marcellus locations**
  - Average lateral length of 6,500-7,500' and consolidated well costs of $1,050-$1,150/ft
- ✓ **Potential for return trip Geneseo development**



EDA - Transco Firm Contracts
Gross Firm Volumes (MDth/d)
300
250
200
150
100
50
-
Leidy South Firm Sales(1)
Transco Firm Sales(2)
Atlantic Sunrise (Transco)
FT Capacity: 189,405 Dth/d
Firm Sales: NYMEX/Market Indices
Jul-22
Oct-22
Jan-23
Apr-23
Jul-23
Oct-23



DCNR 100
LYCOMING
GAMBLE
NFG Midstream
JDA – Leases
Lease

(1) Capacity can be utilized by all three producing areas (WDA, EDA-Tioga, and EDA-Lycoming).
(2) Includes physical fixed price and NYMEX-based firm sales contracts that do not carry any additional transportation costs.

22

E&P and Gathering

Integrated Development – EDA Lycoming Gathering

National Fuel®

NFG Trout Run Gathering System Supports Seneca and Third-Party Development

Current System In-Service

- ✓ **Total Investment** (to date): ~$273 million
- ✓ **Capacity**: 466,000 to 585,000 Dth per day
- ✓ **Current Production Source:** Seneca Resources (DCNR Tract 100 & Gamble) & Third-Party
- ✓ **Interconnect**: Transco (Leidy Line)

Third-Party Volumes

- ✓ Gathering contracts executed, with volumes first online in November 2020
  - ▪ Completed construction of new facilities, leveraging existing Trout Run system
- ✓ Expected to generate third-party revenues of $10 - $12 million in fiscal 2022 and $15 - $18 million for fiscal 2023 (supported by minimum volume commitments)

Trout Run Gathering System Map


TRANSCO
Interconnect
NFG Gathering
TRANSCO
Seneca Resources Acreage
JDA Leased Acreage
Williamsport

23

E&P and Gathering

National Fuel®

Western Development Area

Marcellus Core Acreage vs. Utica Trend[(1)]


LEASE
FEE
MCKEAN
POTTER
FOREST
ELK
CAMERON
CLARION
JEFFERSON
CLEARFIELD
Beechwood Utica Development Area
Boone Mountain Utica Test Well
Past Marcellus delineation tests
Utica Trend (currently evaluating)
Marcellus Core Acreage

WDA Highlights

- ✓ **Large well inventory:**
  - Marcellus Shale: **600+** well locations remaining / 200,000 acres
  - Utica Shale: **500+** potential locations across Utica trend / evaluating extent of prospective acreage[(2)]
- ✓ **Fee acreage (no royalty) enhances economics and provides development flexibility**
- ✓ **Highly contiguous position drives best in class well costs and program efficiencies**
- ✓ **Long-term firm contracts provide access to premium markets and support growth**
- ✓ **Early Beechwood area results are encouraging**

(1) The Utica Shale lies approximately 5,000 feet beneath Seneca's WDA Marcellus acreage.
(2) Appraisal program currently in progress. Prior Marcellus delineation tests helped define the prospective limits of the Marcellus core acreage; planned testing in the Utica is expected to do the same.

24

E&P and Gathering Integrated Development – WDA Gathering System Gathering System Build-Out Tailored to Accommodate Seneca’s WDA Development Clermont Gathering System Map Current System In-Service § Capacity: 750 MMcf per day § Interconnects with TGP 300 and NFG Supply § Total Investment (to date): $363 million § 40,620 HP of compression (3 stations) Future Build-Out § Modest gathering pipeline and compression investment required to support Seneca’s Utica return-trip development § Beechwood development expected to require installation of new in-field gathering lines and incremental compression at existing centralized station. 25

E&P and Gathering

National Fuel

WDA Firm Transportation and Sales Capacity

WDA Exit Capacity Supports Production and Enhances Consolidated Returns

WDA Gas Marketing Strategy

- ✓ Will continue to layer-in firm sales deals of short and longer duration on TGP 300 to reduce spot exposure
- ✓ WDA spot realizations track TGP Station 313 pricing, typically 15¢ - 20¢ better than TGP Marcellus Zone 4
- ✓ Leidy South provides additional capacity to premium markets (Transco Zone 6 NNY)

WDA Contracted Firm Transport and Gross Sales Volumes (MDth/d)



500
400
300
200
100
-
Jul-22
Oct-22
Jan-23
Apr-23
Jul-23
Oct-23
Leidy South Firm Sales
*Capacity can be utilized by all three producing areas (WDA, EDA-Tioga, and EDA-Lycoming)
WDA - TGP 300 Firm Sales
Niagara Expansion Project (TGP and NFG)
NYMEX & Dawn
158,000 Dth/d

26

E&P and Gathering

National Fuel

Long-term Contracts Supporting Appalachian Production


Seneca Appalachia Natural Gas Marketing Firm Contract / Transport Volumes (MDth/day)
1,200
1,000
800
600
400
200
-
Jul-22
Oct-22
Jan-23
Apr-23
Jul-23
Oct-23
Leidy South (Transco & NFG - Supply)
Transco Zone 6 Non-NY
330,000 Dth/d
*Capacity can be utilized by all three producing areas
(WDA, EDA-Tioga, and EDA-Lycoming)
Tioga County Extension (NFG - Empire)
Canada-Dawn & NY Markets
185,000 - 200,000 Dth/d
In-Basin Firm Sales Contracts(1)
Atlantic Sunrise (Transco)
Mid-Atlantic & Southeast U.S.
189,405 Dth/d
Niagara Expansion (TGP & NFG - Supply)
Canada-Dawn & TGP 200
158,000 Dth/d
Northeast Supply Diversification (TGP) 50,000 Dth/d (Canada-Dawn)

(1) Represents base firm sales contracts not tied to firm transportation capacity. Base firm sales are either fixed priced or priced at an index (e.g., NYMEX) +/- a fixed basis and do not carry any transportation costs.

27

E&P and Gathering

National Fuel®

Near-term Firm Sales Provide Market & Price Certainty

Net Contracted Firm Sales / Transport Volumes (Dth per day)
Contracted Index Price Differentials ($ per Dth)(1)


NYMEX
Dawn
Other
Capped
Fixed Price
885,200
204,600
$2.62
85,600 (3)
30,700 ($1.22)(2)
564,300
($0.71)
2,800 ($0.56)
895,500
216,900
$2.56
56,100(3)
50,000 $0.49(2)
569,700
($0.69)
4,300 ($0.56)
926,700
228,500
$2.54
44,000(3)
69,800 $0.94 (2)
580,100
($0.67)
966,100
178,500
$2.30
43,500(3)
234,500 (2)
($1.20)
48,700 ($0.90)
460,900
($0.66)
957,600
177,300
$2.30
42,700 (3)
232,100 (2)
($1.20)
48,400 ($0.90)
457,100
($0.66)
26,000 ($0.88)
936,400
200,300
$2.44
46,500 (3)
146,600 (2)
($0.81)
517,000
($0.67)
Q4 FY22
Q1 FY23
Q2 FY23
Q3 FY23
Q4 FY23
FY23 (Avg.)

Gross Firm Sales Volumes (Dth per day)

Q4 FY22	Q1 FY23	Q2 FY23	Q3 FY23	Q4 FY23	FY23 (Avg.)
1,026,700	1,039,100	1,068,500	1,111,500	1,099,400	1,079,600

(1) Values shown represent the weighted average fixed price or weighted average differential relative to NYMEX (netback price), and are net of any associated transportation costs. Transportation costs include minor variable components such as the Canadian exchange rate and fuel components. With respect to "Other", the weighted average differential relative to NYMEX (netback price) includes net contracted firm sales at various indices, which are to subject to fluctuations in the market, such as seasonal demand swings, and is calculated using forward basis at various associated locations as specified by the underlying contract.

(2) "Other" volumes included in fiscal 2022 and fiscal 2023, are primarily TGP 200 and Transco Zone 6 Non-NY markets, with the balance to other Transco markets.

(3) Refer to NYMEX Capped Firm Sales Additional Detail on appendix slide 52.

28

E&P and Gathering

National Fuel

Fiscal 2022 Production Profile


79 Bcf of Appalachian Production Protected by Firm Sales
▪ 68 Bcf locked-in realizing net ~$2.27/Mcf (1)
▪ 11 Bcf of additional firm sales(2)
Production (Bcfe)
400
350
300
250
200
150
100
50
0
~265 Bcfe
~68 Bcfe
~2 Bcfe
~9 Bcfe (3)
~9 Bcfe
Spot production assumed to be sold at ~$7.20
350-355 Bcfe
YTD FY22 Actuals
Price Certainty
Hedged Firm Sales
Unhedged Firm Sales
Spot Sales
Total Seneca

(1) Average realized price reflects uplift from financial hedges less fixed differentials under firm sales contracts and any firm transportation costs.
(2) Includes ~8 Bcf of firm sales with fixed index differentials, as well as production with associated firm transport volumes, but not backed by a matching financial hedge. Also includes ~2 Bcf of non-NYMEX indexed firm sales with existing NYMEX hedge.
(3) Includes ~8 Bcf of firm sales with caps tied to NYMEX prices. See NYMEX Capped Firm Sales Additional Detail on appendix slide 52.

29

E&P and Gathering

National Fuel

Fiscal 2023 Production Profile


332 Bcf of Appalachian Production Protected by Firm Sales
▪ 184 Bcf locked-in realizing ~$2.31/Mcf (1), net of transportation
▪ 69 Bcf of no-cost collars with $3.20/Mcf floor(2)
▪ 79 Bcf of additional firm sales(3)
Production (Bcfe)
400
350
300
250
200
150
100
50
0
~184 Bcfe
~69 Bcfe
~79 Bcfe
~48 Bcfe
370-390 Bcfe
Spot production assumed to be sold at ~$6.50 for winter and ~$3.90 for summer FY23
Price Certainty
Floor Protection
Unhedged Firm Sales
Spot Sales
Total Seneca

(1) Average realized price reflects uplift from financial hedges less fixed differentials under firm sales contracts and any firm transportation costs.
(2) Average weighted floor price (average weighted ceiling price of $3.75/Mcf).
(3) Includes ~63 Bcf of firm sales with fixed index differentials, as well as production with associated firm transport volumes, but not backed by a matching financial hedge. Also includes ~16 Bcf of firm sales with caps tied to NYMEX prices. See NYMEX Capped Firm Sales Additional Detail on appendix slide 52.

30

E&P and Gathering Continued Decrease in E&P Operating Costs Increased Scale and Highly-Contiguous Operations Expected to Drive Lower Cash Unit Costs Seneca Cash OpEx ($/Mcfe) Expected operating $1.40 $1.32 results post sale of California operations $0.14 $1.22 $0.14ü Approximately $0.20/Mcfe $1.14 $0.12 Reduction in Expected Cash $0.34 $0.11 ~$0.97 $0.30 Unit Costs 2023E vs. 2021 ~$0.94 $0.26 $0.21 $0.08 Levels $0.08 (1) (1) $0.18 $0.18 (2) $0.38 $0.32 $0.28 $0.25 (2) (2) $0.12 $0.10 ü Fees Paid to NFG’s Gathering Segment Comprise ~90% of Expected Gathering & (2) (3) (2) (2) $0.59 $0.58 $0.57 $0.57 $0.56 $0.54 Transport LOE FY 2018 FY 2019 FY 2020 FY 2021 Q4 2022E FY 2023E LOE (Gathering & Transport) LOE (Other) G&A Taxes & Other (1) G&A estimate represents the midpoint of the G&A guidance ranges for Q4 fiscal 2022 and fiscal 2023. 31 (2) The total of the two LOE components represents the midpoint of the LOE guidance ranges for fiscal 2022 and fiscal 2023. FY20 Seneca LOE was $0.84/Mcfe (vs. total shown of $0.85) due to rounding.

E&P and Gathering

Sustainability Initiatives – RSG and Pneumatic Devices

National Fuel

Responsible Gas Certification

Equitable Origin
(100% of Appalachian Assets - Certified December 2021)

Certification focuses on five key principles:
- ✓ Social Impacts
- ✓ Human Rights/Community Engagement
- ✓ Indigenous Peoples' Rights
- ✓ Occupational Health & Safety/Fair Labor Standards
- ✓ Environmental Impacts/Biodiversity/Climate Change

EQUITABLE ORIGIN CERTIFIED

TrustWell by Project Canary
(~300 MMcf/d - Certified March 2022)

- ✓ **Certification focuses on four key areas:**
  - Air
  - Water
  - Land
  - Community
- ✓ **Continuous Emissions Monitoring Technology installed November 2021**

TRUSTWELL PROJECT CANARY 2022 PLATINUM

Pneumatic Devices Emissions Reduction Initiative

Continue to systematically transition natural gas actuated pneumatic devices to compressed air, electric, or solar powered compressed air to eliminate vented methane emissions from pneumatic devices

- ✓ Committed to using compressed air, electric, or solar powered compressed air pneumatic devices on all new well pads
- ✓ Natural gas pneumatics on existing well pads will be converted to compressed air, electric, or solar powered compressed air





32

Pipeline & Storage Overview National Fuel Gas Supply Corporation Empire Pipeline, Inc. 33

Pipeline & Storage

Pipeline & Storage Segment Overview

National Fuel

National Fuel Gas Supply Corporation

- ✓ **Contracted Capacity[1]:**
  - Firm Transportation: 3,284 MDth per day
  - Firm Storage: 70,693 Mdth (fully subscribed)
- ✓ **Rate Base[2]:** ~$1,173 million
- ✓ **FERC Rate Proceeding Status:**
  - 2020 settlement rates effective February 2020
  - Period 2 rates went into effect April 2022
  - Permitted to file for new rates as soon as July 31, 2023[3]

Empire Pipeline, Inc.

- ✓ **Contracted Capacity[1]:**
  - Firm Transportation: 964 MDth per day
  - Firm Storage: 3,753 Mdth (fully subscribed)
- ✓ **Rate Base[2]:** ~$341 million
- ✓ **FERC Rate Proceeding Status:**
  - 2019 settlement rates effective January 2019
  - No moratorium on filing for new rates[4]


Empire Pipeline
Supply Corp.
CANADA
Lake Ontario
Lake Erie
NY
PA
OH
MD
VT
NH
MA
CT
TCPL
EGTS
TGP 200
TGP 300
MILLENNIUM
TRANSCO
TETCO
NFG GATHERING
NATIONAL FUEL GAS SUPPLY CORPORATION
EMPIRE PIPELINE
MAJOR TRANSMISSION PIPELINES

(1) As of September 30, 2021 as disclosed in the Company's fiscal 2021 Form 10-K.
(2) As of December 31, 2021 calculated from National Fuel Gas Supply Corporation's and Empire Pipeline, Inc.'s 2021 FERC Form-2 reports, respectively.
(3) Supply Corporation must file for new rates no later than July 31, 2024.
(4) Empire must file for new rates no later than May 31, 2025.

34

Pipeline & Storage

FM100 Project – Significant Investment by Supply Corp.

National Fuel®

- ✓ **In-service date:** December 1, 2021[(1)]
- ✓ **Estimated capital cost:** $230 million
- ✓ **Annual revenue:** ~$50 million[(2)]
- ✓ **Underpinned by long-term lease agreement with Transco (15 years)**
- ✓ **Project includes best-in-class emissions controls, limiting carbon footprint from growing operations:**
  - Installation of vent gas systems at both new compressor stations (reducing potential fugitive and operational emissions)
  - Use of compressed air-driven pneumatics and compressor air starts (reducing operational emissions)


TRANSCO-ZONE 6 FACILITIES
NFG PIPELINES
NFG GATHERING
NFGSC FM100 PROJECT
SENECA RESOURCES ACREAGE
Lake Ontario
Lake Erie
ELLISBURG
LEIDY
NFG MIDSTREAM TROUT RUN
NFG MIDSTREAM CLERMONT
PA
NY
NJ
MA
CT
RI
MD
OH

(1) Commenced partial in-service on December 1, 2021 (255,000 Dth/d), and full in-service on December 19, 2021.
(2) Includes impact of Period 2 rates described in approved settlement of Supply Corporation rate proceeding. Period 2 rates went into effect April 2022.

35

Pipeline & Storage Continued Expansion of the Supply Corp. Line N System Line N to Monaca Project ü Shell Chemical Appalachia, LLC - On-system Delivery Point § In-service date: November 2019 TGP 219 § Contracted firm transport: 133,000 Dth/d § Capital cost: $24.5 million § Annual revenue: $5.6 million 2021 Line N Market Pull Projects ü Omnis Bailey Plant - On-system Delivery Point § In-service date: May 2021 § Contracted firm transport: 21,000 Dth/d Columbia Interconnect § Capital cost: $2.9 million Rover § Annual revenue: $1.2 million ü Columbia Gas of PA Interconnect – On-system Delivery Point § In-service date: October 2021 § Contracted firm transport/storage: 4,000 Dth/d / 267,000 Dth Omnis Bailey Interconnect § Capital cost: $0.8 million Holbrook § Annual revenue: $0.5 million 36

Pipeline & Storage Northern Access Project Delivery points: ü 350,000 Dth/d to Chippawa (TCPL interconnect) ü 140,000 Dth/d to East Aurora (TGP 200 line) Regulatory/legal status: To Dawn ü Feb. 2017 – FERC 7(c) certificate issued ü Aug. 2018 – FERC issued Order finding that NY DEC waived water quality certification (WQC) ü April 2019 – FERC denied rehearing of WQC waiver order (upholding waiver finding) ü March 2021 – U.S. Second Circuit Court of Appeals dismissed appeal of FERC waiver orders ü June 2022 – FERC granted extension of certificate until December 31, 2024 37

Pipeline & Storage Pipeline & Storage Customer Mix (1) Customer Transportation by Shipper Type Affiliated Customer Mix (Contracted Capacity) Outside Affiliated Non-Affiliated Pipeline 9% End User 8% 26% 52% Producer Marketer 7% 36% 84% 74% LDC 48% 40% 16% LDCs Producers Firm Storage Firm Transport 38 (1) Contracted as of 9/30/2021.

Utility Overview National Fuel Gas Distribution Corporation 39

Utility New York & Pennsylvania Service Territories New York (1) Total Customers : 539,000 (2) ROE: 8.7% (NY PSC Rate Case Order, April 2017) Rate Mechanisms: o Revenue Decoupling o Weather Normalization o Low Income Rates o Merchant Function Charge (Uncollectibles Adj.) o 90/10 Sharing (Large Customers) (3) o System Modernization Tracker Pennsylvania (1) Total Customers : 214,000 ROE: Black Box Settlement (2007) Rate Mechanisms: o Low Income Rates o Merchant Function Charge (1) As of September 30, 2021. (2) Earnings sharing under Rate Case Order started April 1, 2018 (50/50 sharing starts at ROE in excess of 9.2%). 40 (3) Applied to new plant placed in service through March 31, 2023.

Utility Utility Continues its Significant Investments in Safety Long-Standing Focus on Distribution System Safety and Reliability $140.0 (1) Capital Expenditures for Safety Total Capital Expenditures $110-$130 $120.0 $100-$110 $100.8 $95.8 $94.3 $100.0 $85.6 $80.9 $79.7 $74.1 $71.4 $80.0 $69.9 $63.6 $60.0 $40.0 Modernization Spending in NY Expected to Add $3 MM - $4 MM in Gross Margin in FY 2022 & 2023 $20.0 $0.0 2017 2018 2019 2020 2021 2022E 2023E Fiscal Year 41 (1) A reconciliation to Capital Expenditures as presented on the Consolidated Statement of Cash Flows is included at the end of this presentation. Utility Capital Expenditures ($ millions)

Utility Long-Standing Pipeline Replacement & Modernization (1) Utility Mains by Material Miles of Utility Main Pipeline Replaced Wrought Iron 159 158 156 154 Coated Bare 144 Cast Iron NY 9,782 miles Plastic Wrought Iron Bare Coated PA* 4,850 miles Plastic 2017 2018 2019 2020 2021 Calendar Year * No Cast Iron Mains in Pa.* 42 (1) All values are reported on a calendar year basis as of December 31, 2021.

Utility Utility Targeting Substantial Emissions Reductions Significant Reductions in Utility GHG Emissions to Date, GHG Reduction Targets, Continuing Focus on Lowering Driven by System Modernization Efforts Carbon Footprint (1) Utility GHG Emissions Reduction Targets Utility EPA Subpart W Emissions (Based on 1990 EPA Subpart W Emissions) (Thousand Metric Tons, CO e) 2 800 2030 2050 700 600 500 75% 90% 400 300 ü Targets Exceed Those Included in New York 200 (2) State Climate Act (CLCPA) 100 ü Reductions Primarily Driven by Ongoing 0 Modernization of Mains and Services 1990 1995 2000 2005 2010 2015 2020 (1) Baseline emissions & emissions reduction targets are calculated pursuant to the reporting methodology under the EPA GHG Reporting Program (current Subpart W, and using AR5), primarily Distribution pipeline mains & services. 43 (2) New York Climate Leadership and Community Protection Act, enacted in 2019.

Utility

National Fuel

Promoting Renewable Natural Gas and Hydrogen

Through Fiscal 2020

Awarded three RNG grants for $1.2 million through the Utility's Area Development Program

October 2020

Petitioned NY PSC to include RNG in the supply mix and recover purchased RNG costs through gas supply rates

July 2021

Accepted first RNG deliveries into NY system from anaerobic digester project (receipts estimated to be ~50 MMcf/year)

Ongoing

Continue to advance RNG and evaluate investment opportunities

Substantial RNG Potential in New York

RNG Potential in New York State (Bcf/Year)(1)

	Low Resource Scenario	High Resource Scenario	Technical Potential
Landfill	20	33	50
Animal/Food Waste	7	13	37
Wastewater	2	3	7
Other	24	56	177
All Sources	**53**	**105**	**271**

Continuing to Work with Regulators and Third Parties to Advance Zero and Low Carbon Opportunities

- ✓ Distribution Corporation received approval from NY and PA utility commissions to accept RNG into its distribution system
- ✓ Low Carbon Resources Initiative (LCRI) expected to provide opportunities for NFG to leverage technology acceleration within its regional footprint
- ✓ Focused on the development of potential hydrogen projects through membership in the Clean Hydrogen Economy consortium led by Guidehouse and NYSERDA-led Regional Clean Hydrogen Hub consortium

(1) American Gas Foundation – Renewable Sources of Natural Gas: Supply and Emissions Reduction Assessment (December 2019).

44

Consolidated Financial Overview Upstream I Midstream I Downstream 45

Diversified, Balanced Earnings and Cash Flows (1) (2) Adjusted Operating Results ($ per share) Adjusted EBITDA ($ millions) $8.00 $1,170 $7.25 to $7.75 $1,200 $7.00 $1,000 $1,000 $5.85 to $5.95 $6.00 $611 E&P $800 $5.00 $465 $4.29 E&P $4.00 $600 $1.83 $3.00 $171 $159 $400 Gathering Gathering $0.88 $2.00 $219 $230 Pipeline & Pipeline & $200 $1.01 $1.00 Storage Storage $171 $168 $0.59 Utility Utility $0.00 $0 FY 2021 FY 2022 FY 2023 FY 2021 TTM 6/30/22 Guidance Guidance (1) Excludes items impacting comparability. See Comparable GAAP Financial Measure Slides & Reconciliations at the end of this presentation. 46 (2) Consolidated Adjusted EBITDA includes Corporate & All Other. A reconciliation of Adjusted EBITDA to Net Income, by segment, as presented on the Consolidated Statement of Income and Earnings Reinvested in the Business is included at the end of this presentation.

Disciplined, Flexible Capital Allocation (1) Capital Expenditures by Segment ($ millions) (2) (3) $1,000 Exploration & Production Gathering Pipeline & Storage Utility $830-$940 $775-$840 $781 $770 $719 $750 $583 $525-$575 $381 $525-$550 $492 $384 $500 $356 $35 $74 $85-$105 $50 $250 $50-$60 $252 $48 $110-$130 $167 $143 $100-$120 $93 $110-$130 $101 $100-$110 $96 $94 $86 $0 2018 2019 2020 2021 2022E 2023E Fiscal Year (1) Total Capital Expenditures include Corporate and All Other. A reconciliation to Capital Expenditures as presented on the Consolidated Statement of Cash Flows is included at the end of this presentation. (2) FY18 reflects the netting of $17 million of up-front proceeds received from joint development partner for working interest in joint development wells, and $21 million in intercompany asset transfers. FY20 reflects the netting of $286 million related to the acquisition of Appalachian upstream assets in July 2020. 47 (3) FY20 reflects the netting of $224 million related to the acquisition of Appalachian gathering assets in July 2020.

Maintaining Strong Balance Sheet & Liquidity

Net Debt / Adjusted EBITDA[(1)]


2.45 x
2.47 x
2.61 x
3.08 x
2.72 x
2.20 x
Expect further reduction in FY23
2017
2018
2019
2020
2021
TTM 6/30/2022
2023E
Fiscal Year

Capitalization


Excluding AOCI, Equity as percentage of Total Capitalization would be 46%
Equity 40%(2)
Total Debt 60%

$5.0 Billion Total Capitalization as of June 30, 2022[(3)]

Debt Maturity Profile by Fiscal Year ($MM)


Expect to fund maturity with cash and short-term liquidity
$600
$400
$200
$0
$549
$500
$500
$300
$300
$500
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031

Liquidity

Committed Credit Facilities	$ 1,000 MM
364-Day Delayed Draw Term Loan	250 MM
Short-term Debt Outstanding	(400 MM)
Available Short-term Credit Facilities	850 MM
Cash Balance at 6/30/22	433 MM
Total Liquidity at 6/30/22	**$ 1,283 MM**

(1) Net Debt is net of cash and temporary cash investments. Reconciliations of Net Debt and Adjusted EBITDA to Net Income are included at the end of this presentation.
(2) Includes impact of Accumulated Other Comprehensive Loss of $583 MM as of June 30, 2022.
(3) Total capitalization as presented here includes $949 MM of notes payable to banks and commercial paper and current portion of long-term debt, in addition to $4.1 B of Total Capitalization as presented on the balance sheet as of June 30, 2022.

48

Appendix 49

Appendix Safe Harbor For Forward Looking Statements This presentation may contain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including statements regarding future prospects, plans, objectives, goals, projections, estimates of oil and gas quantities, strategies, future events or performance and underlying assumptions, capital structure, anticipated capital expenditures, completion of construction projects, projections for pension and other post-retirement benefit obligations, impacts of the adoption of new accounting rules, and possible outcomes of litigation or regulatory proceedings, as well as statements that are identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may,” and similar expressions. Forward-looking statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design and retained natural gas and system modernization), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; the Company’s ability to estimate accurately the time and resources necessary to meet emissions targets; governmental/regulatory actions and/or market pressures to reduce or eliminate reliance on natural gas; changes in economic conditions, including inflationary pressures and global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; changes in the price of natural gas; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; the length and severity of the ongoing COVID-19 pandemic, including its impacts across our businesses on demand, operations, global supply chains and liquidity; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; impairments under the SEC’s full cost ceiling test for natural gas reserves; increased costs or delays or changes in plans with respect to Company projects or related projects of other companies, including disruptions due to the COVID-19 pandemic, as well as difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; the Company’s ability to complete planned strategic transactions; the Company’s ability to successfully integrate acquired assets and achieve expected cost synergies; changes in price differentials between similar quantities of natural gas sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; the impact of information technology disruptions, cybersecurity or data security breaches; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; other changes in price differentials between similar quantities of natural gas having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; negotiations with the collective bargaining units representing the Company's workforce, including potential work stoppages during negotiations; uncertainty of gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas; changes in demographic patterns and weather conditions (including those related to climate change); changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities or acts of war; significant differences between the Company’s projected and actual capital expenditures and operating expenses; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. Forward-looking statements include estimates of oil and gas quantities. Proved oil and gas reserves are those quantities of oil and gas which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible under existing economic conditions, operating methods and government regulations. Other estimates of oil and gas quantities, including estimates of probable reserves, possible reserves, and resource potential, are by their nature more speculative than estimates of proved reserves. Accordingly, estimates other than proved reserves are subject to substantially greater risk of being actually realized. Investors are urged to consider closely the disclosure in our Form 10-K available at www.nationalfuel.com. You can also obtain this form on the SEC’s website at www.sec.gov. For a discussion of the risks set forth above and other factors that could cause actual results to differ materially from results referred to in the forward-looking statements, see “Risk Factors” in the Company’s Form 10-K for the fiscal year ended September 30, 2021 and the Forms 10-Q for the quarter ended December 31, 2021, March 31, 2022 and June 30, 2022. The Company disclaims any obligation to update any forward- looking statements to reflect events or circumstances after the date thereof or to reflect the occurrence of unanticipated events. 50

Appendix Hedge Positions and Prices Natural Gas Volumes in thousand MMBtu; Prices in $/MMBtu Fiscal 2022 (Remain.) Fiscal 2023 Fiscal 2024 Avg. Avg. Avg. Volume Price Volume Price Volume Price NYMEX Swaps 53,580 $2.76 116,200 $2.79 61,080 $2.72 No Cost Collars - - 70,400 $3.11 / $3.64 59,200 $3.20 / $3.78 (1) Fixed Price Physical 18,940 $2.62 73,108 $2.44 60,224 $2.22 Total 72,520 259,708 180,504 51 (1) Fixed price physical sales exclude joint development partner’s share of fixed price contract WDA volumes as specified under the joint development agreement.

Appendix

NYMEX Capped Firm Sales Additional Detail

National Fuel®

Capped Firm Sales - Net Contracted Volumes (Dth/d)

NYMEX Cap	Q4 FY22	Q1 FY23	Q2 FY23	Q3 FY23	Q4 FY23	FY23 Avg
$2.92	25,000	24,900	26,400	26,100	25,600	25,700
$3.00	44,000	14,600	0	0	0	3,600
$4.95	16,600	16,600	17,600	17,400	17,100	17,200
Total	85,600	56,100	44,000	43,500	42,700	46,500

$3.00 capped firm sales expire 10/31/22

Capped Firm Sales - Weighted Average Index Price Differentials ($/Dth)(1)

NYMEX Price	Q4 FY22 (85,600)	Q1 FY23 (56,100)	Q2 FY23 (44,000)	Q3 FY23 (43,500)	Q4 FY23 (42,700)	FY23 Avg (46,500)
$3.00	($0.70)	($0.65)	($0.59)	($0.59)	($0.59)	($0.61)
$3.50	($1.11)	($1.00)	($0.89)	($0.89)	($0.89)	($0.93)
$4.00	($1.51)	($1.35)	($1.19)	($1.19)	($1.19)	($1.24)
$4.50	($1.91)	($1.70)	($1.49)	($1.49)	($1.49)	($1.56)
$5.00	($2.32)	($2.07)	($1.81)	($1.81)	($1.81)	($1.89)
$5.50	($2.82)	($2.57)	($2.31)	($2.31)	($2.31)	($2.39)
$6.00	($3.32)	($3.07)	($2.81)	($2.81)	($2.81)	($2.89)
$6.50	($3.82)	($3.57)	($3.31)	($3.31)	($3.31)	($3.39)
$7.00	($4.32)	($4.07)	($3.81)	($3.81)	($3.81)	($3.89)
$7.50	($4.82)	($4.57)	($4.31)	($4.31)	($4.31)	($4.39)
$8.00	($5.32)	($5.07)	($4.81)	($4.81)	($4.81)	($4.89)
$8.50	($5.82)	($5.57)	($5.31)	($5.31)	($5.31)	($5.39)

(1) Values shown represent the weighted average differential relative to NYMEX (netback price) and are net of any associated transportation costs. Transportation costs include minor variable components such as the Canadian exchange rate and fuel components.

52

Appendix

National Fuel

Firm Transportation Commitments

		Production Source	Volume (Dth/d)	Delivery Market	Demand Charges ($/Dth)	Gas Marketing Strategy
Currently In-Service	**Northeast Supply Diversification** *Tennessee Gas Pipeline*	EDA – Tioga	50,000	Canada (Dawn)	$0.46 (3rd party)	Firm Sales Contracts Dawn/NYMEX
	Niagara Expansion *TGP & NFG - Supply*	WDA – CRV	158,000	Canada (Dawn)	NFG pipelines - $0.24 3rd party - $0.40	Firm Sales Contracts Dawn/NYMEX
			12,000	TGP 200 (PA)	$0.14 (NFG pipelines)	
	Atlantic Sunrise *WMB - Transco*	EDA - Lycoming	189,405	Mid-Atlantic/ Southeast	$0.73 (3rd party)	Firm Sales Contracts NYMEX/Market Indices
	Tioga County Extension *NFG - Empire*	EDA – Tioga	200,000	TGP 200 (NY) / Canada (Dawn)	$0.23 (NFG pipelines)	Firm Sales Contracts TGP 200 (PA)/NYMEX
	Eastern	EDA – Tioga	100,000	In-Basin	$0.23 (3rd Party)(1)	Capacity release
	Leidy South / FM100 *WMB – Transco; NFG - Supply*	WDA – CRV EDA - Lycoming	330,000	Transco Zone 6 NNY	$0.66 (3rd Party)	Firm Sales Contracts Transco Zone 6 NNY/NYMEX
	Northern Access *NFG – Supply and Empire*	WDA – CRV	350,000	Canada (Dawn)	NFG pipelines - $0.50 3rd party - $0.19	Seneca to pursue firm sales contracts as project development progresses
			140,000	TGP 200 (NY)	$0.38 (NFG pipelines)	

(1) Expected reduction in rates upon approved settlement of recent FERC Rate Proceeding.

53

Appendix Primary Development Area Type Curves Lycoming Marcellus Tioga Utica WDA Utica 20 18 16 14 12 10 8 Estimated Cumulative Volumes (Bcf) Lycoming Tioga Utica WDA Utica 6 Year Marcellus (10,000 - (10,000- (5,500-6,000') 11,000') 11,000’) 4 1 3.5 5.9 2.7 5 9.5 14.1 8.0 10 12.2 17.3 10.8 2 EUR (Bcf) 14.5-16.8 19.0-24.0 15.8-18.9 NRI 84% 82-87% 100% 0 0 12 24 36 48 60 72 84 96 108 120 Months On 54 Cumulative Production, BCF

Appendix Comparable GAAP Financial Measure Slides & Reconciliations This presentation contains certain non-GAAP financial measures. For pages that contain non-GAAP financial measures, pages containing the most directly comparable GAAP financial measures and reconciliations are provided in the slides that follow. The Company believes that its non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company’s ongoing operating results and for comparing the Company’s financial performance to other companies. The Company’s management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures prepared in accordance with GAAP. The Company’s fiscal 2022 earnings guidance range does not include the impact of certain items that impacted the comparability of earnings during the nine months ended June 30, 2022, including: (1) the gain on sale of West Coast assets; (2) the loss from discontinuance of crude oil cash flow hedges; (3) transaction and severance costs (E&P); (4) the unrealized loss on other investments; and (5) the reduction of other post-retirement regulatory liability. While the Company expects to record additional adjustments to unrealized gain or loss on other investments during the three months ending September 30, 2022, the amounts of these and other potential adjustments are not reasonably determinable at this time. As such, the Company is unable to provide earnings guidance other than on a non-GAAP basis. Management defines Adjusted Operating Results as reported GAAP earnings before items impacting comparability. Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability. Management defines Free Cash Flow as Funds from Operations (Net Cash Provided by Operating Activities less changes in working capital) less Capital Expenditures. The Company is unable to provide a reconciliation of projected Free Cash Flow as described in this presentation to its respective comparable financial measure calculated in accordance with GAAP without unreasonable efforts. This is due to our inability to calculate the comparable GAAP projected metrics, including operating income and total production costs, given the unknown effect, timing, and potential significance of certain income statement items. 55

Appendix

Non-GAAP Reconciliations – Adjusted EBITDA

National Fuel®

Reconciliation of Adjusted EBITDA to Consolidated Net Income (1)
($ Thousands)

	FY 2017	FY 2018	FY 2019	FY 2020	FY 2021	12-Months Ended 6/30/22
Total Adjusted EBITDA						
Exploration & Production Adjusted EBITDA	$ 361,079	$ 317,707	$ 351,159	$ 312,166	464,529	610,661
Pipeline & Storage Adjusted EBITDA	180,328	183,972	162,181	189,520	218,921	230,214
Gathering Adjusted EBITDA	94,380	91,937	108,292	119,879	159,005	171,096
Utility Adjusted EBITDA	151,078	175,554	176,134	171,418	171,379	167,694
Corporate & All Other Adjusted EBITDA	(9,725)	(7,704)	(12,393)	(7,529)	(13,521)	(9,730)
Total Adjusted EBITDA	**$ 777,140**	**$ 761,466**	**$ 785,373**	**$ 785,454**	**$ 1,000,313**	**$ 1,169,935**
Total Adjusted EBITDA	**$ 777,140**	**$ 761,466**	**$ 785,373**	**$ 785,454**	**$ 1,000,313**	**$ 1,169,935**
Minus: Interest Expense	(119,837)	(114,522)	(106,756)	(117,077)	(146,357)	(127,292)
Plus: Other Income (Deductions)	11,156	(21,174)	(15,542)	(17,814)	(15,238)	3,131
Minus: Income Tax Expense	(160,682)	7,494	(85,221)	(18,739)	(114,682)	(149,992)
Minus: Depreciation, Depletion & Amortization	(224,195)	(240,961)	(275,660)	(306,158)	(335,303)	(359,352)
Minus: Impairment of Oil and Gas Properties (E&P)	-	-	-	(449,438)	(76,152)	-
Minus: Gain on Sale of Timber Properties	-	-	-	-	51,066	-
Minus: Gain on Sale of California Properties	-	-	-	-	-	12,736
Minus: Loss from discontinuance of oil cash flow hedges (E&P)	-	-	-	-	-	(44,632)
Minus: Transaction and severance costs related to West Coast asset sale (E&P)	-	-	-	-	-	(9,693)
Minus: Unrealized Gain (Loss) on Hedge Ineffectiveness	(100)	(782)	2,096	-	-	-
Rounding	-	-	-	-	-	-
Consolidated Net Income	**$ 283,482**	**$ 391,521**	**$ 304,290**	**$ (123,772)**	**$ 363,647**	**$ 494,841**
Consolidated Debt to Total Adjusted EBITDA						
Long-Term Debt, Net of Current Portion (End of Period)	$ 2,099,000	$ 2,149,000	$ 2,149,000	$ 2,649,000	$ 2,649,000	$ 2,100,000
Current Portion of Long-Term Debt (End of Period)	300,000	-	-	-	-	549,000
Notes Payable to Banks and Commercial Paper (End of Period)	-	-	55,200	30,000	158,500	400,000
Less: Cash and Temporary Cash Investments (End of Period)	(555,530)	(229,606)	(20,428)	(20,541)	(31,528)	(432,576)
Total Net Debt (End of Period)	$ 1,843,470	$ 1,919,394	$ 2,183,772	$ 2,658,459	$ 2,775,972	$ 2,616,424
Long-Term Debt, Net of Current Portion (Start of Period)	2,099,000	2,099,000	2,149,000	2,149,000	2,649,000	2,649,000
Current Portion of Long-Term Debt (Start of Period)	-	300,000	-	-	-	-
Notes Payable to Banks and Commercial Paper (Start of Period)	-	-	-	55,200	30,000	-
Less: Cash and Temporary Cash Investments (Start of Period)	(129,972)	(555,530)	(229,606)	(20,428)	(20,541)	(118,012)
Total Net Debt (Start of Period)	$ 1,969,028	$ 1,843,470	$ 1,919,394	$ 2,183,772	$ 2,658,459	$ 2,530,988
Average Total Net Debt	**$ 1,906,249**	**$ 1,881,432**	**$ 2,051,583**	**$ 2,421,116**	**$ 2,717,216**	**$ 2,573,706**
Average Total Net Debt to Total Adjusted EBITDA	**2.45 x**	**2.47 x**	**2.61 x**	**3.08 x**	**2.72 x**	**2.20 x**

(1) Total Adjusted EBITDA for FY 2018, FY 2019, FY 2020, and FY 2021, include the reclassification of non-service pension costs from Operating and Maintenance Expense to Other Income (Deductions) as of October 1, 2018 on the Company's Income Statement. This reclassification is not reflected in Total Adjusted EBITDA for FY 2017.

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Appendix

Non-GAAP Reconciliations – Adjusted EBITDA, by Segment

National Fuel®

Reconciliation of Adjusted EBITDA to Net Income, by Segment
($ Thousands)

	FY 2017	FY 2018	FY 2019	FY 2020	FY 2021	FY22 FYTD	FY21 FYTD	12-Months Ended 6/30/22
Exploration and Production Segment								
Reported GAAP Earnings	$ 129,326	$ 180,632	$ 111,807	$ (326,904)	$ 101,916	$ 189,987	$ 46,213	$ 245,690
Depreciation, Depletion and Amortization	112,565	124,274	154,784	172,124	182,492	155,190	137,356	200,326
Other (Income) Deductions	(707)	(307)	(1,091)	882	937	(55)	684	198
Interest Expense	53,702	54,288	54,777	58,098	69,662	38,927	57,720	50,869
Income Taxes	66,093	(41,962)	32,978	(41,472)	33,370	64,435	25,816	71,989
Mark-to-Market Adjustment due to Hedge Ineffectiveness	100	782	(2,096)	-	-	-	-	-
Impairment of Oil and Gas Properties	-	-	-	449,438	76,152	-	76,152	-
Gain on Sale of West Coast assets	-	-	-	-	-	(12,736)	-	(12,736)
Loss from discontinuance of crude oil cash flow hedges	-	-	-	-	-	44,632	-	44,632
Transaction and severance costs related to West Coast asset sale	-	-	-	-	-	9,693	-	9,693
Adjusted EBITDA	**$ 361,079**	**$ 317,707**	**$ 351,159**	**$ 312,166**	**$ 464,529**	**$ 490,073**	**$ 343,941**	**$ 610,661**
Pipeline and Storage Segment								
Reported GAAP Earnings	$ 68,446	$ 97,246	$ 74,011	$ 78,860	$ 92,542	$ 77,236	$ 71,060	$ 98,718
Depreciation, Depletion and Amortization	41,196	43,463	44,947	53,951	62,431	50,417	46,806	66,042
Other (Income) Deductions	(3,978)	(5,926)	(9,157)	(4,635)	(5,840)	(4,632)	(3,535)	(6,937)
Interest Expense	33,717	31,383	29,142	32,731	40,976	31,564	31,353	41,187
Income Taxes	40,947	17,806	23,238	28,613	28,812	26,499	24,107	31,204
Adjusted EBITDA	**$ 180,328**	**$ 183,972**	**$ 162,181**	**$ 189,520**	**$ 218,921**	**$ 181,084**	**$ 169,791**	**$ 230,214**
Gathering Segment								
Reported GAAP Earnings	$ 40,377	$ 83,519	$ 58,413	$ 68,631	$ 80,274	$ 69,887	$ 61,677	$ 88,484
Depreciation, Depletion and Amortization	16,162	17,313	20,038	22,440	32,350	25,343	24,132	33,561
Other (Income) Deductions	(995)	(778)	(460)	(260)	12	87	(50)	149
Interest Expense	9,142	9,560	9,406	10,877	17,493	12,383	13,400	16,476
Income Taxes	29,694	(17,677)	20,895	18,191	28,876	25,538	21,988	32,426
Adjusted EBITDA	**$ 94,380**	**$ 91,937**	**$ 108,292**	**$ 119,879**	**$ 159,005**	**$ 133,238**	**$ 121,147**	**$ 171,096**
Utility Segment								
Reported GAAP Earnings	$ 46,935	$ 51,217	$ 60,871	$ 57,366	$ 54,335	$ 79,800	$ 59,922	$ 74,213
Depreciation, Depletion and Amortization	52,582	53,253	53,832	55,248	57,457	44,592	42,811	59,238
Other (Income) Deductions	(1,825)	29,073	24,021	23,380	23,785	(7,180)	22,532	(5,927)
Interest Expense	28,492	26,753	23,443	22,150	21,795	17,115	16,457	22,453
Income Taxes	24,894	15,258	13,967	13,274	14,007	22,273	18,563	17,717
Adjusted EBITDA	**$ 151,078**	**$ 175,554**	**$ 176,134**	**$ 171,418**	**$ 171,379**	**$ 156,600**	**$ 160,285**	**$ 167,694**
Corporate and All Other								
Reported GAAP Earnings	$ (1,602)	$ (21,093)	$ (812)	$ (1,725)	$ 34,580	$ (9,031)	$ 37,813	$ (12,264)
Depreciation, Depletion and Amortization	1,690	2,658	2,059	2,395	573	139	527	185
Gain on Sale of Timber Properties	-	-	-	-	(51,066)	-	(51,066)	-
Other (Income) Deductions	(3,651)	(888)	2,229	(1,553)	(3,656)	8,489	(4,553)	9,386
Interest Expense	(5,216)	(7,462)	(10,012)	(6,779)	(3,569)	(3,128)	(3,004)	(3,693)
Income Taxes	(946)	19,081	(5,857)	133	9,617	(3,473)	9,488	(3,344)
Adjusted EBITDA	**$ (9,725)**	**$ (7,704)**	**$ (12,393)**	**$ (7,529)**	**$ (13,521)**	**$ (7,004)**	**$ (10,795)**	**$ (9,730)**

57

Appendix Non-GAAP Reconciliations – Adjusted Operating Results Three Months Ended June 30, (in thousands except per share amounts) 2022 2021 Reported GAAP Earnings $ 108,158 $ 86,475 Items impacting comparability: Items related to West Coast asset sale: Gain on sale of West Coast assets (E&P) (12,736) — Tax impact of gain on sale of West Coast assets 3,225 — Loss from discontinuance of crude oil cash flow hedges (E&P) 44,632 — Tax impact of loss from discontinuance of crude oil cash flow hedges (11,303) — Transaction and severance costs (E&P) 9,693 — Tax impact of transaction and severance costs (2,455) — Total items impacting comparability related to West Coast asset sale 31,056 — Reduction of other post-retirement regulatory liability (Utility) — — Tax impact of reduction of other post-retirement regulatory liability — — Unrealized (gain) loss on other investments (Corporate / All Other) 3,434 (1,025) Tax impact of unrealized (gain) loss on other investments (721) 215 Impairment of oil and gas properties (E&P) — — Tax impact of impairment of oil and gas properties — — Gain on sale of timber properties (Corporate / All Other) — — Tax impact of gain on sale of timber properties — — Premium paid on early redemption of debt — — Tax impact of premium paid on early redemption of debt — — Adjusted Operating Results $ 141,927 $ 85,665 Reported GAAP Earnings Per Share $ 1.17 $ 0.94 Items impacting comparability: Items related to West Coast asset sale: Gain on sale of West Coast assets, net of tax (E&P) (0.10) — Loss from discontinuance of crude oil cash flow hedges, net of tax (E&P) 0.36 — Transaction and severance costs, net of tax (E&P) 0.08 — Total items impacting comparability related to West Coast asset sale 0.34 — Reduction of other post-retirement regulatory liability, net of tax (Utility) — — Unrealized (gain) loss on other investments, net of tax (Corporate / All Other) 0.03 (0.01) Impairment of oil and gas properties, net of tax (E&P) — — Gain on sale of timber properties, net of tax (Corporate / All Other) — — Premium paid on early redemption of debt, net of tax — — Adjusted Operating Results Per Share $ 1.54 $ 0.93 58

Appendix Non-GAAP Reconciliations – Capital Expenditures Reconciliation of Segment Capital Expenditures to Consolidated Capital Expenditures ($ Thousands) FY 2022 FY 2023 FY 2018 FY 2019 FY 2020 FY 2021 Guidance Guidance Capital Expenditures Exploration & Production Capital Expenditures $ 380,677 $ 491,889 $ 670, 455 $ 381, 408 $525,000 - $550,000 $525,000 - $575,000 Pipeline & Storage Capital Expenditures $ 92,832 $ 143,003 $ 166, 652 $ 252, 316 $100,000 - $120,000 $110,000 - $130,000 Gathering Segment Capital Expenditures $ 61,728 $ 49,650 $ 297, 806 $ 34, 669 $50,000 - $60,000 $85,000 - $105,000 Utility Capital Expenditures $ 85,648 $ 95,847 $ 94, 273 $ 100, 845 $100,000 - $110,000 $110,000 - $130,000 Corporate & All Other Capital Expenditures $ 222 $ 855 $ 561 $ 450 Eliminations $ (20,505) $ (1,130) $ 223 Total Capital Expenditures from Continuing Operations $ 600,602 $ 781,246 $ 1,228,617 $ 769,911 $775,000 - $840,000 $830,000 - $940,000 Plus (Minus) Acquisition of Upstream Assets and Midstream Gathering Assets $ (506,258) Plus (Minus) Accrued Capital Expenditures $ (47,887) (1) Exploration & Production FY 2020 Accrued Capital Expenditures $ (45,788) $ 42,983 Exploration & Production FY 2019 Accrued Capital Expenditures $ (38,063) $ 38,063 Exploration & Production FY 2018 Accrued Capital Expenditures $ (51,343) $ 51,343 Exploration & Production FY 2017 Accrued Capital Expenditures $ 36,465 Exploration & Production FY 2016 Accrued Capital Expenditures $ (39,436) Pipeline & Storage FY 2020 Accrued Capital Expenditures $ (17,264) $ 17,264 Pipeline & Storage FY 2019 Accrued Capital Expenditures $ (23,771) $ 23,771 Pipeline & Storage FY 2018 Accrued Capital Expenditures $ (21,861) $ 21,861 Pipeline & Storage FY 2017 Accrued Capital Expenditures $ 25,077 Pipeline & Storage FY 2016 Accrued Capital Expenditures $ (4,743) Gathering FY 2020 Accrued Capital Expenditures $ (13,524) $ 13,524 Gathering FY 2019 Accrued Capital Expenditures $ (6,595) $ 6,595 Gathering FY 2018 Accrued Capital Expenditures $ (6,084) $ 6,084 Gathering FY 2017 Accrued Capital Expenditures $ 3,925 Gathering FY 2016 Accrued Capital Expenditures $ (10,634) Utility FY 2020 Accrued Capital Expenditures $ (10,751) $ 10,751 Utility FY 2019 Accrued Capital Expenditures $ (12,692) $ 12,692 Utility FY 2018 Accrued Capital Expenditures $ (9,525) $ 9,525 Utility FY 2017 Accrued Capital Expenditures $ 6,748 Utility FY 2016 Accrued Capital Expenditures Total Accrued Capital Expenditures $ (16,597) $ 7,692 $ (6,206) $ (18,177) Total Capital Expenditures per Statement of Cash Flows $ 584, 004 $ 788, 938 $ 716, 153 $ 751, 734 $775,000 - $840,000 $830,000 - $940,000 59 (1) Amount is $2,805 lower than the accrued capital expenditures reported in the prior year, representing certain liabilities assumed in connection with the 2020 acquisition of assets from Shell, capitalized as part of the asset acquisition cost, and subsequently paid by the Company. As the liabilities were owed and paid to third parties, they are not classified as capital expenditures in 2021.

Appendix

Non-GAAP Reconciliations – E&P Operating Expenses

National Fuel®

Reconciliation of Exploration & Production Segment Operating Expenses by Division
($000s unless noted otherwise)

Twelve Months Ended September 30, 2021	Appalachia	West Coast[2]	Total E&P	Appalachia $/ Mcfe	West Coast[2] $ / Boe	Total E&P $ / Mcfe
Operating Expenses:						
Gathering & Transportation Expense [1]	$185,151	$0	$185,151	$0.59	$0.00	$0.57
Other Lease Operating Expense	$25,578	$56,587	$82,165	$0.08	$22.46	$0.25
Lease Operating and Transportation Expense	$210,729	$56,587	$267,316	$0.67	$22.46	$0.82
General & Administrative Expense			$67,973			$0.21
All Other Operating and Maintenance Expense			$14,659			$0.04
Property, Franchise and Other Taxes			$22,220			$0.07
Total Taxes & Other			$36,879			$0.11
Depreciation, Depletion & Amortization			$182,492			$0.56
Production:						
Gas Production (MMcf)				312,300	1,720	314,020
Oil Production (MBbl)				2	2,233	2,235
Total Production (Mmcfe)				312,313	15,117	327,430
Total Production (Mboe)				52,052	2,519	54,572

Twelve Months Ended September 30, 2020	Appalachia	West Coast[2]	Total E&P	Appalachia $/ Mcfe	West Coast[2] $ / Boe	Total E&P $ / Mcfe
Operating Expenses:						
Gathering & Transportation Expense [1]	$136,994	$0	$136,994	$0.61	$0.00	$0.57
Other Lease Operating Expense	$16,527	$50,149	$66,676	$0.07	$18.85	$0.28
Lease Operating and Transportation Expense	$153,521	$50,149	$203,670	$0.68	$18.85	$0.84
General & Administrative Expense			$63,429			$0.26
All Other Operating and Maintenance Expense			$12,542			$0.05
Property, Franchise and Other Taxes			$15,646			$0.06
Total Taxes & Other			$28,188			$0.12
Depreciation, Depletion & Amortization			$172,123			$0.71
Production:						
Gas Production (MMcf)				225,513	1,889	227,402
Oil Production (MBbl)				3	2,345	2,348
Total Production (Mmcfe)				225,529	15,958	241,487
Total Production (Mboe)				37,588	2,660	40,248

(1) Gathering and Transportation expense is net of any payments received from JDA partner for the partner's share of gathering cost.
(2) Seneca West Coast division includes Seneca corporate and eliminations.

60